Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

May 26, 2023

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Atmos Energy Kansas Securitization I, LLC

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Re:	Registration Statement on Form SF-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form SF-1 (Registration Nos. 333-270078 and 333-270078-01) filed on February 28, 2023 (as amended, the “Registration Statement”) being filed by Atmos Energy Corporation, a corporation incorporated in the State of Texas and the Commonwealth of Virginia (“Atmos Energy”), and Atmos Energy Kansas Securitization I, LLC, a Delaware limited liability company (the “Issuer”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $95,000,000 principal amount of the Issuer’s Series 2023-A Senior Secured Securitized Utility Tariff Bonds (the “Debt Securities”). The Debt Securities are to be issued under an Indenture (the “Indenture”) to be entered into among the Issuer, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”), the form of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture and the resolutions adopted by the board of managers of the Issuer relating to the Registration Statement and the issuance of the Debt Securities by the Issuer. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of Atmos Energy and the Issuer and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the

Atmos Energy Corporation

Atmos Energy Kansas Securitization I, LLC

May 26, 2023

original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and/or managers and other representatives of Atmos Energy and the Issuer.

Based on and subject to the foregoing and the other limitations and qualifications set forth herein, we are of the opinion that the Debt Securities will be validly issued and binding obligations of the Issuer when:

(i)    the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

(ii)    the Indenture shall have been duly executed and delivered by the Issuer, the Indenture Trustee and the Securities Intermediary;

(iii)    the Issuer’s board of managers or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities as contemplated by the Registration Statement and the Indenture; and

(iv)    the Debt Securities shall have been duly executed by authorized managers of the Issuer and authenticated by the Indenture Trustee, all in accordance with the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the Limited Liability Company Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Atmos Energy Corporation

Atmos Energy Kansas Securitization I, LLC

May 26, 2023

Very truly yours,

/s/ Sidley Austin LLP